UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K



                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report:  June 5,  1998




                       ELECTRONIC SYSTEMS TECHNOLOGY INC.
                           (A Washington Corporation)

                         Commission File no. 2-92949-S
                  IRS Employer Identification no. 91-1238077

                               415 N. Quay St. #4
                             Kennewick  WA  99336
                  (Address of principal executive offices)







    Registrant's telephone number, including area code:(509) 735-9092























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ITEM 5.  OTHER EVENTS

Annual Stockholder Meeting

At the Company's Annual Stockholder Meeting on June 5, 1998, in
Kennewick, Washington the following items were voted on by the stockholders with the following outcomes:

Item #1: Election of Director:

    Election of John L. Schooley as a Director of the Company.
Votes for: 3,567,602   Votes against:  4,600  Abstaining: 21,900

Item #2: Ratification of Robert Moe & Associates, P.S. as independent auditors of the Corporation for the fiscal year ending December 31, 1998.
Votes for: 3,578,702   Votes against: 3,200   Abstaining: 12,200











































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                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC SYSTEMS TECHNOLOGY, INC.

/s/ T.L. KIRCHNER

By: T.L. Kirchner
President
Date:  June 23, 1998